Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES
QUARTER ENDED MARCH 31, 2012 FINANCIAL RESULTS;

PRO FORMA NET INVESTMENT INCOME OF $0.41 PER SHARE

SANTA MONICA, Calif., May 14, 2012 – TCP Capital Corp. (“TCPC” or the “Company”), a business development company that is publicly traded on the NASDAQ Global Select Market (NASDAQ: TCPC), today announced its results for the first fiscal quarter ended March 31, 2012, and filed with the U.S. Securities and Exchange Commission on Form 8-K in Exhibit 99.2 consolidated financial statements for the three months ended March 31, 2012.

On April 2, 2012, Special Value Continuation Fund, LLC (“SVCF”) converted from a Delaware limited liability company into a Delaware corporation and elected to be treated as a business development company under the Investment Company Act of 1940, as amended. Through this conversion, which we refer to as the BDC Conversion, TCP Capital Corp. assumed the business activities of SVCF.

Except as otherwise specified, references to “we,” “us,” and “our” refer to SVCF and its consolidated subsidiary for the periods prior to the BDC Conversion, and refer to TCP Capital Corp. and its consolidated subsidiary for the periods after the BDC Conversion. Amounts and figures herein are reported on a consolidated basis with Special Value Continuation Partners, LP (“SVCP”), through which we conduct all of our investment operations. SVCF owns 100% of the common limited partnership interests of SVCP.

Chairman and CEO Howard Levkowitz commented, “We are pleased with the performance of TCP Capital Corp’s predecessor fund, SVCF, during the first quarter. Net investment income during the quarter from the SVCF portfolio was higher than the amount needed to cover the second quarter dividend on a fully diluted basis. We look forward to prudently growing TCP Capital Corp’s portfolio with the goal of expanding its earnings power by deploying the Company’s liquidity from its public offering.”

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2012 was $8.7 million, or $0.41 per share on a pro forma basis after giving effect to the BDC Conversion and our initial public offering. The recurring portion of net investment income, on a pro forma basis, was $0.36 per share, excluding a special portfolio company dividend, expenses for professional fees related to the BDC Conversion and excise taxes related to 2011 income.

•	Net increase in net assets applicable to common shareholders resulting from operations was $3.4 million.

•	As of March 31, 2012, on a pro forma basis after giving effect to the BDC Conversion and our initial public offering completed on April 3, 2012, our net asset value was approximately $317.3 million, or approximately $14.77 per share versus an offering price of $14.75.

•	Total acquisitions during the quarter ended March 31, 2012 were approximately $75.2 million. Total acquisitions net of total dispositions were approximately $29.1 million.

•	On April 3, 2012, our board of directors declared a quarterly dividend of $0.34 per share payable on June 29, 2012 to holders of record as of June 15, 2012.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2012, our investment portfolio consisted of debt and equity positions in 40 portfolio companies with a total fair value of approximately $404.1 million. Debt positions represented approximately 83% of the portfolio fair value, 91% of which was senior secured debt. Equity positions represented approximately 17% of our investment portfolio.

As of March 31, 2012, the weighted average annual effective yield of our debt portfolio was approximately 11.5%(1). As of March 31, 2012, approximately 64% of our debt portfolio at fair value had fixed interest rates and approximately 36% had floating interest rates, 76% of which had interest rate floors. As of March 31, 2012, approximately 0.6% of our investments at fair value were on non-accrual status.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any prepayment and make-whole fee income and any debt investments on non-accrual status.

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During the three months ended March 31, 2012, we invested approximately $75.2 million across 3 new and 5 existing portfolio companies. Additionally, we received proceeds from sales and repayments of investment principal of approximately $45.2 million. We expect to continue to invest in senior secured loans and bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, while emphasizing preservation of capital.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2012 was approximately $11.8 million. On a pro forma basis after giving effect to the BDC Conversion and our initial public offering, total investment income per share was $0.55, including $0.08 from a special portfolio dividend, $0.01 from original issue discount accretion, $0.02 from net market discount accretion, and $0.03 from income paid in kind. Total investment income was net of $0.4 million of depreciation expense from aircraft we own and lease (through trusts), or $0.02 per share on a pro forma basis after giving effect to the BDC Conversion and our initial public offering.

Total operating expenses for the three months ended March 31, 2012 were approximately $2.6 million, or $0.12 per share on a pro forma basis. This amount includes $0.4 million, or $0.02 per share on a pro forma basis, in non-recurring professional fees relating to the BDC Conversion. We also incurred excise tax expense of $0.5 million, or $0.02 per share on a pro forma basis, during the period, related to income earned in 2011. Excluding the non-recurring professional expenses and excise taxes, expenses were $2.2 million, or $0.10 per share on a pro forma basis. Dividends accrued on the preferred leverage facility were approximately $0.4 million or $0.02 per share on a pro forma basis. Annualized expenses, including all costs of leverage (both interest expense and preferred dividends), as a percentage of average net assets (excluding the non-recurring professional fees and excise taxes) were 4.3%.

Net investment income for the three months ended March 31, 2012 was approximately $8.7 million. On a pro forma basis after giving effect to the BDC Conversion and our initial public offering, net investment income per share was $0.41, or $0.36 excluding income from the special portfolio dividend, expenses for professional fees related to the BDC Conversion and the 2011 excise tax expense.

As previously disclosed in our Form N-2, we and other note holders were approved during the quarter as the winning bidders for the assets of Real Mex Restaurants, one of our portfolio companies, pursuant to a sale under Chapter 11, which included our funding of $9.2 million of newly issued senior secured first and second lien loans. Due to expenses and significant working capital requirements that occurred during bankruptcy, the amount of Real Mex’s debt at exit increased, resulting in a markdown of approximately $5.5 million as our existing notes were converted into new notes and equity, which we treated as a taxable event. Excluding this charge, net realized gains were approximately $0.2 million.

During the three months ended March 31, 2012 we recognized $0.4 million in net unrealized appreciation. Net increase in net assets applicable to common shareholders resulting from operations was $3.4 million.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2012, on a pro forma basis including the initial public offering, available liquidity was approximately $162.3 million, comprised of approximately $29.5 million in cash and cash equivalents, approximately $16.8 million in net proceeds from the initial public offering (net of repayment of $42 million in outstanding borrowings and interest on the credit facility and approximately $22.7 million in net outstanding acquisitions), and $116 million in total capacity under the credit facility.

Total leverage outstanding at March 31, 2012 was $176.0 million, comprised of $42.0 million on our revolving credit facility and $134.0 million on our preferred equity facility. Borrowings on our revolving credit facility bear interest at a rate of LIBOR plus 0.44%, and amounts drawn on our preferred equity facility bear interest at a rate of LIBOR plus 0.85%. The weighted average interest rate on amounts outstanding on the total leverage facility as of March 31, 2012 was 0.99%.

Leverage Program ($250 million):	Rate	Maturity
$116mm Senior Secured Credit Facility	LIBOR + 0.44%	July 2014
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

On April 3, 2012, our board of directors declared a quarterly dividend of $0.34 per share payable on June 29, 2012 to holders of record as of June 15, 2012.

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RECENT DEVELOPMENTS

On April 2, 2012, Special Value Continuation Fund, LLC converted from a Delaware limited liability company into a Delaware corporation and elected to be treated as a business development company under the Investment Company Act of 1940. Through this conversion, TCP Capital Corp. assumed the business activities of Special Value Continuation Fund, LLC.

On April 3, 2012, we priced our initial public offering and sold 5,750,000 shares of our common stock at a price of $14.75 per share. Our shares began trading on April 4, 2012 on the NASDAQ Global Select Market under the symbol “TCPC”. Net of underwriting fees and offering costs, we raised a total of approximately $81.4 million. As of March 31, 2012, on a pro forma basis after giving effect to the BDC Conversion and our initial public offering and assuming no exercise of the underwriters’ over-allotment option, our net asset value was approximately $317.3 million, or approximately $14.77 per share.

CONFERENCE CALL

TCP Capital Corp. will host a conference call on Monday, May 14, 2012 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should reference TCPC when prompted. Live audio of the conference call will be simultaneously webcast in the investor relations section of its website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 20, 2012. To hear the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 79274868.

ABOUT TCP CAPITAL CORP.

TCP Capital Corp.'s investment objective is to seek to achieve high total returns while minimizing losses. TCP Capital Corp. seeks to achieve its investment objective primarily through investments in debt securities of middle-market companies, which it typically defines as those with enterprise values between $100 million and $1.5 billion. TCP Capital Corp. is a publicly-traded business development company regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the Company carefully before investing. This information and other information about the Company are available in the Company's filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website at www.sec.gov and the Company’s website at http://www.tcpcapital.com. Prospective investors should read these materials carefully before investing

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the Company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risks” section of the Company's initial public offering prospectus dated April 3, 2012 and the Company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the Company’s website at http://www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

CONTACT

Wendy Webb
TCP Capital Corp.
310-566-1042

Investor.relations@tcpcapital.com

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